Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 of NIP Group Inc. of our report dated June 5, 2023 with respect to our audits of the consolidated financial statements of Ninjas In Pyjamas Gaming AB as of December 31, 2022 and 2021 and for the two years ended December 31, 2022 appearing in the Registration Statement on Form F-1 of NIP Group Inc. (File No. 333-280135).

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

New York, New York

December 30, 2024